Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Nick Hengst
+1.414.906.7356
nicholas.hengst@manpowergroup.com

ManpowerGroup Reports 3rd Quarter 2024 Results

•
Revenues of $4.5 billion (-3% as reported, -2% constant currency)
•
Continuation of challenging environment in North America and Europe during the quarter, good demand in Latin America and Asia-Pacific region
•
Gross profit margin of 17.3%. Staffing margins remained solid; permanent recruitment levels stable
•
SG&A reductions reflect adjustments to market conditions during the quarter (-5% both as reported and constant currency as adjusted1)
•
U.S. business launched innovative Manpower branch offices inside select Walmart locations during the quarter
•
Reached agreement to sell our South Korea business, whcih will operate as a Manpower Franchise in the future
•
$29 million of common stock repurchased during the quarter

MILWAUKEE, October 17, 2024 -- ManpowerGroup (NYSE: MAN) today reported net earnings of $0.47 per diluted share for the three months ended September 30, 2024 compared to net earnings of $0.60 per diluted share in the prior year period. Net earnings in the quarter were $22.8 million compared to net earnings of $30.3 million a year earlier. Revenues for the third quarter were $4.5 billion, a 3% decrease from the prior year period.

The current year quarter included restructuring costs and a discrete tax item which reduced earnings per share by $0.82 in the third quarter. Excluding these charges, earnings per share was $1.29 per diluted share in the quarter representing a decrease of 8% in constant currency.2

Financial results in the quarter were also impacted by the U.S. dollar relative to foreign currencies compared to the prior year period. The second quarter earnings per share guidance estimated a negative 7 cents foreign currency impact and the actual impact was slightly worse at negative 8 cents. On a constant currency basis, revenues decreased 3% compared to the prior year period.

[1] Adjusted to exclude restructuring costs of $37.6 million in the third quarter of 2024 and $38.1 million in the third quarter of 2023.

[2] The prior year period included restructuring costs, a small loss from the sale of our Philippines business and Argentina related currency translation losses which reduced earnings per share by $0.78 which are also excluded when determining the year over year trend.

Financial results in the quarter were also impacted by the U.S. dollar relative to foreign currencies compared to the prior year period.3 On a constant currency basis, revenues decreased 2% compared to the prior year period.

Jonas Prising, ManpowerGroup Chairman & CEO, said, “The operating environment has not changed significantly through the third quarter and employers in North America and Europe remain cautious. Although demand levels have largely stabilized at lower levels in these markets, during the quarter we have taken additional cost actions based on the extended duration of the current operating environment. At the same time, our experienced management team continues to drive our key Diversification, Digitization and Innovation initiatives which are strengthening ManpowerGroup for the future.

We anticipate diluted earnings per share in the fourth quarter will be between $0.98 and $1.08, which includes an estimated unfavorable currency impact of 1 cent. Our guidance excludes any restructuring costs and any Argentina related impact of non-cash currency translation losses.”

Net earnings for the nine months ended September 30, 2024 were $122.6 million, or net earnings of $2.53 per diluted share compared to net earnings of $173.3 million, or net earnings of $3.42 per diluted share in the prior year, respectively. The current year to date period included restructuring costs, run-off losses related to the Proservia Germany business, and Argentina hyperinflationary related non-cash currency translation losses which reduced earnings per share by $1.00. Excluding the net impact of these charges, earnings per share for the nine-month period was $3.53 per diluted share representing a decrease of 20% in constant currency.4 Revenues for the nine-month period were $13.5 billion, representing a decrease of 6% compared to the prior year or a decrease of 4% in constant currency. Earnings per share for the nine-month period were negatively impacted by 15 cents due to changes in foreign currencies compared to the prior year.

In conjunction with its third quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on October 17, 2024 at 7:30 a.m. central time (8:30 a.m. eastern time). Prepared remarks for the conference call, webcast details, presentation and recordings are included within the Investor Relations section of manpowergroup.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/.

[3] The third quarter earnings per share guidance estimated a negative 5 cents foreign currency impact and the actual impact was slightly better at negative 3 cents.

[4] The prior year period included restructuring costs, a small loss from the sale of our Philippines business and Argentina related currency translation losses which reduced earnings per share by $1.16 which are also excluded when determining the year over year trend.

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing, and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis, and Talent Solutions – creates substantially more value for candidates and clients across more than 70 countries and territories and has done so for 75 years. We are recognized consistently for our diversity – as a best place to work for Women, Inclusion, Equality, and Disability, and in 2024 ManpowerGroup was named one of the World's Most Ethical Companies for the 15th time – all confirming our position as the brand of choice for in-demand talent. For more information, visit www.manpowergroup.com.

Forward-Looking Statements

This press release contains statements, including statements regarding economic and geopolitical uncertainty, trends in labor demand and the future strengthening of such demand, financial outlook, the expected closing of the sale of the South Korea business and the Company’s strategic initiatives and technology investments that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2023, which information is incorporated herein by reference.

The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

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ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2024	2023	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,530.2	$4,675.6	-3.1%	-1.8%
Cost of services	3,748.1	3,853.7	-2.7%	-1.5%
Gross profit	782.1	821.9	-4.8%	-3.7%
Selling and administrative expenses	711.3	752.1	-5.4%	-4.4%
Operating profit	70.8	69.8	1.5%	4.5%
Interest and other expenses, net	11.6	15.1	-23.3%
Earnings before income taxes	59.2	54.7	8.3%	6.4%
Provision for income taxes	36.4	24.4	49.2%
Net earnings	$22.8	$30.3	-24.7%	-26.1%
Net earnings per share - basic	$0.48	$0.61	-21.7%
Net earnings per share - diluted	$0.47	$0.60	-21.6%	-23.0%
Weighted average shares - basic	47.6	49.5	-3.9%
Weighted average shares - diluted	48.1	50.1	-4.0%
(a)
Revenues from services include fees received from our franchise offices of $3.3 million and $3.8 million for the three months ended September 30, 2024 and 2023, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $282.5 million and $243.5 million for the three months ended September 30, 2024 and 2023, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2024	2023 (a)	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$697.4	$730.2	-4.5%	-4.5%
Other Americas	353.1	381.1	-7.3%	13.1%
	1,050.5	1,111.3	-5.5%	1.5%
Southern Europe:
France	1,179.7	1,209.9	-2.5%	-3.3%
Italy	419.1	413.7	1.3%	0.5%
Other Southern Europe	496.8	485.1	2.4%	2.1%
	2,095.6	2,108.7	-0.6%	-1.3%
Northern Europe	828.3	914.2	-9.4%	-11.0%
APME	562.8	564.8	-0.3%	1.6%
	4,537.2	4,699.0
Intercompany Eliminations	(7.0)	(23.4)
	$4,530.2	$4,675.6	-3.1%	-1.8%
Operating Unit Profit (Loss):
Americas:
United States	$22.3	$24.5	-9.0%	-9.0%
Other Americas	13.8	13.4	3.4%	9.0%
	36.1	37.9	-4.6%	-2.7%
Southern Europe:
France	41.7	47.9	-13.0%	-13.5%
Italy	27.4	27.0	1.1%	-0.1%
Other Southern Europe	6.7	9.5	-27.5%	-25.7%
	75.8	84.4	-10.1%	-10.6%
Northern Europe	(25.7)	(30.6)	16.1%	18.7%
APME	23.0	24.2	-5.5%	-1.9%
	109.2	115.9
Corporate expenses	(30.2)	(37.4)
Intangible asset amortization expense	(8.2)	(8.7)
Operating profit	70.8	69.8	1.5%	4.5%
Interest and other expenses, net (c)	(11.6)	(15.1)
Earnings before income taxes	$59.2	$54.7

(a) Effective January 1, 2024, our segment reporting was realigned to include our Puerto Rico business within Other Americas. Accordingly, our reportable segment, United States, is now adjusted to exclude Puerto Rico. All previously reported results have been restated to conform to the current year presentation.

(b) In the United States, revenues from services include fees received from our franchise offices of $2.5 million and $3.1 million for the three months ended September 30, 2024 and 2023, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $91.2 million and $98.6 million for the three months ended September 30, 2024 and 2023, respectively.

(c) The components of interest and other expenses, net were:

	2024	2023
Interest expense	$24.6	$21.0
Interest income	(7.7)	(8.0)
Foreign exchange loss	1.0	6.0
Miscellaneous income	(6.3)	(3.9)
	$11.6	$15.1

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2024	2023	Reported	Currency
	(Unaudited)
Revenues from services (a)	$13,454.2	$14,284.0	-5.8%	-3.6%
Cost of services	11,122.5	11,736.7	-5.2%	-3.0%
Gross profit	2,331.7	2,547.3	-8.5%	-6.6%
Selling and administrative expenses	2,093.9	2,252.0	-7.0%	-5.4%
Operating profit	237.8	295.3	-19.5%	-15.6%
Interest and other expenses, net	28.7	34.4	-16.6%
Earnings before income taxes	209.1	260.9	-19.8%	-16.8%
Provision for income taxes	86.5	87.6	-1.2%
Net earnings	$122.6	$173.3	-29.3%	-26.6%
Net earnings per share - basic	$2.56	$3.46	-26.0%
Net earnings per share - diluted	$2.53	$3.42	-26.0%	-23.2%
Weighted average shares - basic	47.9	50.1	-4.4%
Weighted average shares - diluted	48.5	50.7	-4.4%
(a)
Revenues from services include fees received from our franchise offices of $10.6 million and $11.0 million for the nine months ended September 30, 2024 and 2023, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $847.4 million and $744.3 million for the nine months ended September 30, 2024 and 2023, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2024	2023 (a)	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$2,074.8	$2,180.9	-4.9%	-4.9%
Other Americas	1,076.5	1,159.3	-7.1%	14.2%
	3,151.3	3,340.2	-5.7%	1.8%
Southern Europe:
France	3,483.9	3,657.4	-4.7%	-5.0%
Italy	1,258.3	1,293.7	-2.7%	-3.0%
Other Southern Europe	1,432.7	1,452.4	-1.4%	-0.4%
	6,174.9	6,403.5	-3.6%	-3.5%
Northern Europe	2,535.9	2,834.3	-10.5%	-11.7%
APME	1,639.3	1,770.1	-7.4%	-1.8%
	13,501.4	14,348.1
Intercompany Eliminations	(47.2)	(64.1)
	13,454.2	14,284.0	-5.8%	-3.6%
Operating Unit Profit (Loss):
Americas:
United States	$61.7	$77.6	-20.6%	-20.6%
Other Americas	45.6	52.1	-12.4%	-2.4%
	107.3	129.7	-17.3%	-13.3%
Southern Europe:
France	115.1	142.3	-19.1%	-19.2%
Italy	88.8	94.0	-5.6%	-5.9%
Other Southern Europe	25.0	30.6	-18.0%	-15.3%
	228.9	266.9	-14.2%	-14.1%
Northern Europe	(28.1)	(35.3)	20.5%	20.8%
APME	67.9	71.0	-4.4%	3.4%
	376.0	432.3
Corporate expenses	(113.6)	(110.8)
Intangible asset amortization expense	(24.6)	(26.2)
Operating profit	237.8	295.3	-19.5%	-15.6%
Interest and other expenses, net (c)	(28.7)	(34.4)
Earnings before income taxes	$209.1	$260.9

(a) Effective January 1, 2024, our segment reporting was realigned to include our Puerto Rico business within Other Americas. Accordingly, our reportable segment, United States, is now adjusted to exclude Puerto Rico. All previously reported results have been restated to conform to the current year presentation.

(b) In the United States, revenues from services include fees received from our franchise offices of $8.1 million and $8.9 million for the nine months ended September 30, 2024 and 2023, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $278.4 million and $298.7 million for the nine months ended September 30, 2024 and 2023, respectively.

(c) The components of interest and other expenses, net were:

	2024	2023
Interest expense	$67.0	$59.7
Interest income	(24.4)	(24.5)
Foreign exchange loss	5.2	14.2
Miscellaneous income	(19.1)	(15.0)
	$28.7	$34.4

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$410.9	$581.3
Accounts receivable, net	4,592.8	4,830.0
Prepaid expenses and other assets	178.9	160.8
Total current assets	5,182.6	5,572.1
Other assets:
Goodwill	1,594.1	1,586.8
Intangible assets, net	498.1	519.6
Operating lease right-of-use assets	385.6	414.0
Other assets	691.1	607.8
Total other assets	3,168.9	3,128.2
Property and equipment:
Land, buildings, leasehold improvements and equipment	539.5	526.5
Less: accumulated depreciation and amortization	412.7	396.6
Net property and equipment	126.8	129.9
Total assets	$8,478.3	$8,830.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,616.1	$2,723.0
Employee compensation payable	235.3	243.1
Accrued liabilities	627.0	693.0
Accrued payroll taxes and insurance	618.4	695.8
Value added taxes payable	403.4	432.7
Short-term borrowings and current maturities of long-term debt	24.8	12.1
Total current liabilities	4,525.0	4,799.7
Other liabilities:
Long-term debt	999.7	990.5
Long-term operating lease liability	299.0	323.2
Other long-term liabilities	476.9	482.7
Total other liabilities	1,775.6	1,796.4
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,539.5	3,514.9
Retained earnings	3,862.1	3,813.0
Accumulated other comprehensive loss	(469.9)	(466.0)
Treasury stock, at cost	(4,756.8)	(4,639.8)
Total ManpowerGroup shareholders' equity	2,176.1	2,223.3
Noncontrolling interests	1.6	10.8
Total shareholders' equity	2,177.7	2,234.1
Total liabilities and shareholders' equity	$8,478.3	$8,830.2

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	September 30,
	2024	2023
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$122.6	$173.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	64.8	64.3
Loss on sales of subsidiaries, net	—	1.3
Deferred income taxes	2.0	12.3
Provision for doubtful accounts	6.0	5.4
Share-based compensation	22.0	20.0
Changes in operating assets and liabilities:
Accounts receivable	237.8	460.2
Other assets	(108.7)	(51.3)
Other liabilities	(284.9)	(451.0)
Cash provided by operating activities	61.6	234.5
Cash Flows from Investing Activities:
Capital expenditures	(39.8)	(55.1)
Acquisition of business, net of cash acquired	(4.9)	—
Proceeds from the sales of subsidiaries and property and equipment	2.8	2.6
Cash used in investing activities	(41.9)	(52.5)
Cash Flows from Financing Activities:
Net change in short-term borrowings	13.9	(13.7)
Proceeds from long-term debt	0.6	0.7
Repayments of long-term debt	(1.2)	(0.7)
Payments of contingent consideration for acquisitions	(2.8)	—
Proceeds from share-based awards	0.8	1.8
Payments to noncontrolling interests	(0.2)	(0.6)
Other share-based award transactions	(10.4)	(10.3)
Repurchases of common stock	(106.0)	(129.8)
Dividends paid	(73.5)	(73.1)
Cash used in financing activities	(178.8)	(225.7)
Effect of exchange rate changes on cash	(11.3)	(24.2)
Change in cash and cash equivalents	(170.4)	(67.9)
Cash and cash equivalents, beginning of period	581.3	639.0
Cash and cash equivalents, end of period	$410.9	$571.1